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                                  EXHIBIT 23.2

                 CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





Board of Directors
First Robinson Financial Corporation
501 East Main Street
Robinson, Illinois 62454

Gentlemen:

        We consent to the incorporation by reference in the two registration statements on Form S-8, in reference to the First Robinson Financial Corporation Recognition and Retention Plan and the First Robinson Financial Corporation 1998 Stock Option and Incentive Plan, respectively, of our report dated April 18, 2003 related to the audit of the consolidated financial statements of First Robinson Financial Corporation for the year ended March 31, 2003, which report is incorporated by reference in the Annual Report on Form 10-KSB.




Larsson, Woodyard & Henson, LLP
Paris, Illinois
June 28, 2004